                                                                     Exhibit 2.5

                             ACQUISITION OF INFOSEL

               AGREEMENT FOR THE PURCHASE/SALE OF CORPORATE STOCK

Pursuant to the following recitals and clauses, this Agreement (hereinafter referred to as "the Agreement") has been entered into this 5th day of October 1999, between the following parties:

Inversiones Grupo Reforma, S.A. de C.V., a corporation formed and existing in accordance with the laws of Mexico (hereinafter referred to as "Inversiones") and Consorcio Interamericano de Comunicacion, S.A. de C.V., a corporation formed and existing in accordance with the laws of Mexico (hereinafter referred to as "CICSA"). Both of these corporations are represented hereunder by the attorney Alejandro Junco de la Vega Gonzalez, a Mexican citizen, who also appears here on his own behalf (hereinafter referred to as "Mr. Junco"), the attorney Ramon Alberto Garza Garcia, a Mexican citizen (hereinafter referred to as "Mr. Garza"), and Ricardo Junco Garza, also a Mexican citizen (hereinafter referred to as "Mr. Junco Garza") (hereinafter, Inversiones, CICSA, Mr. Junco, Mr. Garza, and Mr. Junco Garza shall be referred to collectively as the "Sellers"); and

Terra Networks Mexico, S.A. de C.V., a corporation formed and existing in accordance with the laws of Mexico (hereinafter referred to as the "Purchaser"), represented by Arturo de Jesus Galvan Contreras.

Also appearing here is Editora El Sol, S.A. de C.V., a corporation formed and existing in accordance with the laws of Mexico (hereinafter referred to as "Editora El Sol") and represented by Alejandro Junco De la Vega Gonzalez for the purposes mentioned subsequently herein.

                                    RECITALS

1. The Sellers hereby declare that:

A. They are the rightful and registered owners of fully paid-up shares of common stock with a par value of 1.00 peso (one peso of national currency), representing the capital stock of Informacion Selectiva, S.A. de C.V. ("INFOSEL"), in accordance with the number of shares and characteristics described below:

-------------------------------------------------------------------------------------------
Shareholders                 Series "A"   Series "B"   Capital Stock Par Value   Percentage
                             Shares       Shares       (in pesos)
-------------------------------------------------------------------------------------------
Inversiones Grupo Reforma,
S.A. de C.V                  2,502,550    20,180,000   22,682,550.00             93.9540
-------------------------------------------------------------------------------------------
Consorcio Interamericano
de Comunicacion, S.A. de
C.V                                       1,457,195    1,457,195.00              6.0359
-------------------------------------------------------------------------------------------
Alejandro Junco de la Vega
Gonzalez                     1450                      1,450.00                  0.0060
-------------------------------------------------------------------------------------------
Ramon Alberto Garza Garcia   500                       500.00                    0.0021
-------------------------------------------------------------------------------------------
Ricardo Junco Garza          500                       500.00                    0.0021
-------------------------------------------------------------------------------------------
Total:                       2,505,000    21,637,195   24,142,195.00             100.00
-------------------------------------------------------------------------------------------

B. They wish to enter into this Agreement for the purpose of transferring all of the Shares, as defined in the Chapter on Definitions hereof, to the Purchaser, subject to the terms and conditions provided herein.

[Initials and signatures illegible]


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

II. Through its legal representative, Inversiones hereby declares that:

A. Inversiones is a Mexican corporation formed in accordance with Notarial Document No. 2,128, executed before Carlos H. Suarez Garza, Notary Public No. 19 for the City of Monterrey, Nuevo Leon, on September 21, 1999. The first certified copy of that notarial document was duly recorded in the Public Registry of Real Estate and Commerce of the City of Monterrey, Nuevo Leon, under No. 2,526, Vol. 431, Book No. 3, Second Ledger, Documents of Commercial Associations, Commercial Section, on September 30, 1999.

B. Inversiones' legal representative has the necessary and sufficient authority to enter into this Agreement, and such authority has not been revoked or limited as of the date of the execution hereof.

III. Through its legal representative, CICSA hereby declares that:

A. CICSA is a Mexican corporation formed in accordance with Notarial Document No. 38,775, executed before Manuel Garcia Cirilo, Notary Public No. 62 for the City of Garza Garcia, Nuevo Leon, on October 5, 1992. The first certified copy of that notarial document was duly recorded in the Public Registry of Real Estate and Commerce of the City of Monterrey, Nuevo Leon, under No. 2796, Page 67, Vol. 386, Book No. 3, Second Ledger, Documents of Commercial Associations, Commercial Section, on October 15, 1992.

B. CICSA's legal representative has the necessary and sufficient authority to enter into this Agreement, and such authority has not been revoked or limited as of the date of the execution hereof.

IV. Through its legal representative, Editora El Sol hereby declares that:

A. Editora El Sol is a Mexican corporation formed in accordance with Notarial Document No. 49, executed before Ignacio H. Valdez on March 15, 1937. The first certified copy of that notarial document was duly recorded in the Public Registry of Real Estate and Commerce of the City of Monterrey under No. 75, Page 59, Vol. 87, Book No. 3, Second Ledger, Commercial Section, on April 27, 1937.

B. Editora El Sol's legal representative has the necessary and sufficient authority to enter into this Agreement, and such authority has not been revoked or limited as of the date of the execution hereof.

[Initials and signatures illegible]


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

V. Mr. Junco hereby declares on his own behalf that:

      A. He has the legal personality and capacity to contract that are necessary in order to enter into this Agreement.

VI. Mr. Garza hereby declares on his own behalf that:

      A. He has the legal personality and capacity to contract that are necessary in order to enter into this Agreement.

VII. Mr. Junco Garza hereby declares on his own behalf that:

      A. He has the legal personality and capacity to contract that are necessary in order to enter into this Agreement.

VIII. Through its legal representative, the Purchaser hereby declares that:

A. The Purchaser is a Mexican corporation formed in accordance with Notarial Document No.6,232, executed before Eduardo Manautou Ayala, Notary Public No. 123 for the City of Monterrey, Nuevo Leon, on September 10, 1999. The first certified copy of that notarial document was duly recorded in the Public Registry of Real Estate and Commerce of the City of Monterrey, Nuevo Leon, under No. 2468, Page (no number), Vol. 431, Book No. 3, Second Ledger, Documents of Commercial Associations, Commercial Section, on September 23, 1999.

B. On this date, the special meeting of shareholders of the corporation resolved to change the corporation's name from Terra Network, S.A. de C.V. to Terra Networks Mexico, S.A. de C.V. On this date, the special meeting was duly reduced to writing by means of Notarial Document 6,290, executed before Eduardo Manautou Ayala, Notary Public No. 123 for the City of Monterrey, Nuevo Leon. The first certified copy of that notarial document is pending registration in the Public Registry of Real Estate and Commerce of the City of Monterrey, Nuevo Leon.

C. The Purchaser wishes to acquire all of the Shares as defined in the Chapter on Definitions hereof, to the Purchaser, subject to the terms and conditions provided herein.

D. The Purchaser's legal representative has the necessary and sufficient authority to enter into this Agreement, and such authority has not been revoked or limited as of the date of the execution hereof.

[Initials and signatures illegible]


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

                                   DEFINITIONS

For the purposes of this Agreement, unless otherwise expressly provided herein, the terms, phrases, and words listed below shall have the meaning indicated:

"Shares" refers to the 2,504,999 registered shares of Series "A" common stock and the 21,637,195 registered shares of Series "B" common stock collectively representing the capital stock of INFOSEL, each of which has a par value of 1.00 peso (one peso of national currency), and all of which have been fully subscribed and paid up by the Sellers and shall be sold to the Purchaser subject to the terms and conditions hereof.

"Necessary Assets" shall include any and all assets owned by INFOSEL as of June 30, 1999 as well as those held as of this date, which are necessary for the fulfillment of INFOSEL's corporate purpose as INFOSEL has fulfilled it to date, including but not limited to the following assets:

Exhibit 1: Contracts, agreements, commitments, and proposals pending as of this date, including but not limited to standing purchase orders with providers, as well as pending purchase orders; leases; sureties for leases; licenses; franchises; content contracts, distribution, commercial agency, services, agency, or any other contract; and, with respect to each and every one of the items contained in each category mentioned above, a specification [shall be included] as to whether the consent of any third party is required in order to carry out the transactions envisioned hereby;

Exhibit 2: Tangible assets, property of INFOSEL (other than those indicated in Exhibit 6), including the real estate, inventories, equipment, tools, chattel, furniture, improvements, vehicles, buildings, and accessories, specifying the location of such assets;

Exhibit 3: (a) Insurance policies in force and without limiting the scope thereof, any and all insurance policies that cover the civil liability of INFOSEL, its properties, buildings, machinery, furniture, accessories, and operations, indicating for each policy the name of the insurer, type of coverage, term of the policy, liability limits, and annual premium, and (b) surety bonds executed by INFOSEL, and (c) any and all claims pending for INFOSEL concerning any damages or losses with respect to goods or revenues that have been communicated to the insurers.

Exhibit 4: Reimbursable deposits, prepaid expenses, and deferred expenses pertaining to INFOSEL;

Exhibit 5: Any and all loans or advance payments executed by INFOSEL to any person;

Exhibit 6:  Any and all of the real estate leased by INFOSEL.


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

Exhibit 7: "Intellectual Property," which shall refer to any and all title deeds, rights of use and/or exploitation of any and all:

      7.1 Inventions, patents, utility patents, industrial designs that have been obtained or are in progress, as well as any and all improvements that have been made on the same or are in progress until the date of execution hereof and that are the property of INFOSEL or to which INFOSEL has some type of right, including but not limited to all of the improvements listed in Exhibit 7.1, which forms an integral part hereof.

      7.2 Trademarks, names, and commercial slogans, domain names, whether registered or not, as well as all pending applications for the registration of any of these, including but not limited to all of those listed in Exhibit 7.2, which forms an integral part hereof.

      7.3 Copyrights on any type of creative work, fictional character, drawing, image, computer interface, database, etc., whether registered or not, to which INFOSEL has any property right, whether direct or indirect, including but not limited to all of those listed in Exhibit 7.3, which forms an integral part hereof.

      7.4 Computer programs, including all computer programs owned by INFOSEL, regardless of form, language, or code, including but not limited to all of those listed in Exhibit 7.4, which forms an integral part hereof.

      7.5 Trade Secrets: This term shall include all information that is confidential and valuable for the purpose of fulfilling INFOSEL's corporate purpose and is owned by INFOSEL, whether developed directly by INFOSEL or acquired through any legal means, as well as all know-how necessary for the operation thereof. Trade secrets shall include, but shall not be limited to, strategic business information; financial, market, and promotional information; business plans and information; processes and technical information; administrative information; price, supplier, and customer lists; among others, including but not limited to all of those listed in
            Exhibit 7.5, which forms an integral part hereof.

Exhibit 8: All federal, state, and local licenses and permits, as well as those from foreign governments, that are necessary in order to fulfill INFOSEL's corporate purpose or for the purposes of using and occupying the real estate owned by INFOSEL or the properties leased thereby ("Permits"); all authorizations, orders, federal, state, and local, foreign, and court decrees that relate to INFOSEL, pursuant to which INFOSEL operates or is bound; all inspection reports concerning INFOSEL and its properties as of this date, in accordance with all applicable laws and regulations, whether federal, state, or local, regarding health and safety; as well as copies of everything mentioned above and the corresponding applications;

[Initials and signatures illegible]


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

"Business-to-business" refers to electronic business transactions that are carried out between companies over the Internet.

"Business-to-consumer" refers to electronic business transactions that are carried out between companies and consumers over the Internet.

"CICSA" shall have the meaning indicated in the introductory paragraph hereof.

"Purchaser" shall have the meaning indicated in the introductory paragraph hereof.

"Consumer-to-consumer" refers to electronic business transactions that are carried out between consumers over the Internet.

"Agreement" shall have the meaning indicated in the introductory paragraph hereof.

"Necessary Agreements" refers to all agreements, contracts, and other proceedings that have been duly executed by INFOSEL, as well as any other agreements, contracts, and other proceedings that have been carried out by INFOSEL as of June 30, 1999 and as of this date, that are necessary in order to fulfill the corporate purpose of INFOSEL as INFOSEL has fulfilled it to date and are fully in force on the execution date hereof, all of which are described by way of enumeration and not limitation in Exhibit "1," which is attached hereto.

"Indemnified Damages" shall have the meaning assigned to that term in point 6.5 of Clause Six hereof.

"Income Tax Returns" refers to all statements, reports, calculations, informational statements, and statements of any nature which INFOSEL must submit to any governmental agency or office with respect to the revenues, properties, or operations of INFOSEL's Subsidiary.

"Business Day" or "Business Days" refers to any day other than Saturday, Sunday, or a day on which the banks are permitted to close in the City of Monterrey, Nuevo Leon, Mexico.

"Incorporation Papers," with respect to INFOSEL, Inversiones, or CICSA, refers to their respective certificates of incorporation or articles of incorporation, as amended, as well as their respective corporate bylaws and any other incorporation documents.

"Dollar" or "dollars" shall refer to the legal tender of the United States of America.

"Financial Statements" shall refer to the financial statements of INFOSEL referred to by Clause 4.15 and the following provisions hereof.

"GAAP" refers to the Generally Accepted Accounting Principles in Mexico.

[Initials and signatures illegible]


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

"Lien" or "Liens," with respect to INFOSEL's Shares or necessary assets, where applicable, refers to any mortgage, claim, option, encumbrance, pledge, burden, guarantee, shareholders' agreement, assignment, obligation to pay money, or any other consideration, subordination to any right or claim of any other person, encumbrance, limitation on ownership, or any other right of any kind that restricts the ownership of the Shares or the Necessary Assets of INFOSEL.

"INFOSEL" refers to Informacion Selectiva, S.A. de C.V., a Mexican corporation duly incorporated in accordance with the laws of Mexico.

"Internet" refers to the network formed by millions of computers or servers that are interconnected worldwide by means of telephone cables or by other means and that purchase compatible digital communication protocols and constitute a bi-directional and interactive mode of electronic exchange and distribution of digital materials, such as text and hypertext, sound, video, animation, and software, as well as electronic mail services, access to information databases, electronic commerce, consulting services, and communication services in general, among other applications.

"Investments" shall have the meaning indicated in the introductory paragraph hereof.

"Mr. Garza" shall have the meaning indicated in the introductory paragraph hereof.

"Mr. Junco" shall have the meaning indicated in the introductory paragraph hereof.

"Mexico" refers to the United States of Mexico.

"Corporate purpose of INFOSEL" refers to Internet services for the residential and "Small Office, Home Office" ("SOHO") segments, known as "ISP's" (Internet service providers), and a "portal" (Internet site with integrated content, communication, community, and electronic commerce services, including both "business-to-consumer" and "consumer-to-consumer" services), Financial Information Services via Electronic Media (which shall be defined below) and "business-to-business" electronic commerce services; all such services that focus on residential, SOHO, financial, and corporate markets in Mexico.

"Parties" refers to the Sellers and the Purchaser.

"Peso" or "pesos" refers to the legal tender of Mexico.

"Portal" refers to an integral Internet site that functions to provide Internet users with integrated content, communication, community, and electronic commerce services in the form of business-to-consumer or consumer-to-consumer services.

[Initials and signatures illegible]


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

"Purchase price" refers to the amount of US $60,000,000.00 (sixty million dollars) of United States legal tender.

"Judicial Proceedings" shall have the meaning defined in Clause 4.11 hereof.

"Financial Information Services via Electronic Media" refers to information services (especially but not limited to news, prices and quotes, analyses and commentaries, tools, and databases) pertaining to the financial markets in which such information is gathered directly from the sources that generate it (stock exchanges, financial intermediaries, news agencies, etc.), which are processed and distributed via telecommunication networks and computer equipment.

"SOHO" or "Small Office, Home Office" refers to the segment of Internet users consisting of small offices or offices located in private homes.

"Mr. Junco Garza" shall have the meaning indicated in the introductory paragraph hereof.

"Subsidiaries." INFOSEL owns all or part of the shares representing the capital stock of Infoshare Communications, Inc., Interdata Infosel, S.A. de C.V., Seguridata Privada, S.A. de C.V., in accordance with the number of shares and percentages indicated below, which shares are totally subscribed, paid up, and free of any lien or encumbrance. With the exception of the Subsidiaries, INFOSEL has no other subsidiaries, does not own shares in any other corporation, and is not a partner in or associate of any professional partnership, charitable/non-profit organization, or joint venture.

--------------------------------------------------------------------------------
Issuing Corporation              Number of Shares    Percentage of Capital Stock
--------------------------------------------------------------------------------
Infoshare
Communications, S.A.             10                  100%
--------------------------------------------------------------------------------
Interdata Infosel, S.A.
de C.V.                          1000                50%
--------------------------------------------------------------------------------
Seguridata Privada,
S.A.de C.V.                      100                 10%
--------------------------------------------------------------------------------

"Sellers" shall have the meaning indicated in the introductory paragraph hereof.

By virtue of the foregoing recitals and definitions, the parties have agreed to execute this Agreement subject to the following:

                                     CLAUSES

ONE: Sale

On this date, the Sellers hereby sell, assign, and transfer to the Purchaser, and the Purchaser hereby acquires from the Sellers, all of the Shares duly defined in the Chapter on Definitions hereof, in accordance with the following share distribution:

[Initials and signatures illegible]

-------------------------------------------------------------------------------------------
Shareholders                 Series "A"   Series "B"   Capital Stock Par Value   Percentage
                             Shares       Shares       (in pesos)
-------------------------------------------------------------------------------------------
Inversiones Grupo Reforma,
S.A. de C.V                  2,502,549    20,180,000   22,682,549.00             93.9540
-------------------------------------------------------------------------------------------
Consorcio Interamericano
de Comunicacion, S.A. de
C.V                                       1,457,195    1,457,195.00              6.0359
-------------------------------------------------------------------------------------------
Alejandro Junco de la Vega
Gonzalez                     1450                      1,450.00                  0.0060
-------------------------------------------------------------------------------------------
Ramon Alberto Garza Garcia   500                       500.00                    0.0021
-------------------------------------------------------------------------------------------
Ricardo Junco Garza          500                       500.00                    0.0021
-------------------------------------------------------------------------------------------
Total:                       2,504,999    21,637,195   24,142,194.00             100.00
-------------------------------------------------------------------------------------------

TWO: Purchase Price

The total purchase price of the Shares is US $60,000,000.00 (sixty million dollars) in legal tender of the USA. The price is hereby distributed to each Seller based on the percentage of his shareholdings in INFOSEL and is hereby paid to them in the amounts indicated below:

--------------------------------------------------------------------------------
Seller                                      Price Received by each Seller
--------------------------------------------------------------------------------
Inversiones Grupo Reforma, S.A. de
C.V.                                        US $56,372,380.37
--------------------------------------------------------------------------------
Consorcio Interamericano de
Comunicacion, S.A. de C.V.                  US $3,621,530.68
--------------------------------------------------------------------------------
Alejandro Junco de la Vega Gonzalez         US $3,603.65
--------------------------------------------------------------------------------
Ramon Alberto Garza Garcia                  US $1,242.64
--------------------------------------------------------------------------------
Ricardo Junco Garza                         US $1,242.64
--------------------------------------------------------------------------------
Total                                       US $60,000,000.00
--------------------------------------------------------------------------------

The Purchaser hereby delivers to each Seller the purchase price corresponding to each Seller in accordance with the above diagram, and the Sellers hereby accept the price to their full satisfaction. This Agreement serves as the most sufficient receipt permissible by law.

In accordance with the provisions of Article 103 of the Income Tax Law, the amounts delivered to Mr. Junco, Mr. Garza, and Mr. Junco Garza for the aforementioned purchase are subject to withholding by the Purchaser at a rate of 20% of the purchase price corresponding to the Sellers. The Purchaser hereby delivers to Mr. Junco, Mr. Garza, and Mr. Junco Garza proof of the respective withholding.

THREE: Endorsement of Shares

On this date, the Sellers simultaneously execute the endorsements transferring title to the definitive certificates representing the Shares, as applicable, in favor of the Purchaser.

Likewise, Inversiones hereby executes the endorsement transferring title to definitive share certificate No. 5-A, which represents one registered share

[Initials and signatures illegible]
of Series "A" common stock with a par value of 1.00 peso (one peso) and represents INFOSEL's minimum equity invested in fixed assets, in favor of the company Terra Networks, S.A., and hereby transfers that share free of any and all Liens.

FOUR: Sellers' Representations and Warranties

The Sellers hereby represent and warrant the following:

4.1 Ownership of the Shares. The Sellers are the sole legitimate owners of their respective Shares, which are free of any and all encumbrances, and the Sellers are recognized as the holders of title of such Shares in INFOSEL's Register of Shares.

4.2 Subscription and Effect. This Agreement constitutes valid and enforceable obligations for the Sellers. Neither the subscription hereof nor the fulfillment by the Sellers of any of the provisions contained herein shall (i) violate, result in a conflict with or the nonperformance, early termination, or rescission of any contract, commitment, or obligation, or any other contract to which INFOSEL or its Subsidiaries are a party or by which INFOSEL, its Subsidiaries, properties, or assets are bound; (ii) violate, result in a conflict with or the nonperformance, early termination, or rescission of any contract, commitment, or obligation, or any other contract to which the Sellers are a party or by which their properties or assets are bound, the violation or nonperformance of which might give rise to a right of any third party to the Shares; (iii) violate any law or regulatory provision to which INFOSEL or the activities it engages in as part of its business and corporate purpose are subject, or violate, result in a conflict with or the nonperformance of owing to the revocation or early termination of any license, authorization, concession, or permit under which INFOSEL carries out its corporate purpose; (iv) violate any provision of the Incorporation Papers of INFOSEL, Inversiones, or CICSA; or
(v) result in the creation of any Lien (or any obligation to create any Liens) on the properties or Necessary Assets of INFOSEL.

4.3 Outstanding Shares. Any and all Shares that have been issued and are outstanding and represent the capital stock of INFOSEL have been duly paid up and are free of any and all Liens. Moreover, said shares have not been issued or transferred in the past so as to infringe on any preferential right or other applicable right under the provisions of any law or agreement. There is no call option, guarantee, other obligation, or other contract that grants any rights to any third parties with respect to said shares. Furthermore, INFOSEL has no convertible or exchangeable securities that upon conversion or exchange would require the issuance of additional shares of or the assumption of debts for INFOSEL or the issuance of other securities that could be converted into shares of INFOSEL.

4.4 Warranty of Title. The Sellers, as applicable, assume joint and several liability for defending, totally indemnifying, and holding

[Initials and signatures illegible]
harmless the Purchaser for and on account of any and all actions, demands, proceedings, claims, liabilities, lawsuits, expenses and costs, including reasonable attorneys' fees and expenses that might result if any person or corporation were to provide conclusive evidence of that person or corporation's interest in or right to the shares.

4.5 Ownership of the Necessary Assets to Carry out INFOSEL's Corporate Purpose. INFOSEL is the legal owner of the Necessary Assets, which are free of any and all types of Liens, encumbrances, and restrictions. Said assets are in good order and repair and the property of INFOSEL as of the date hereof.

4.6 Formation. INFOSEL is a corporation that was duly formed, exists legitimately, and complies with the laws of Mexico and the state and county in which it is domiciled.

4.7 Powers, Authorizations, and Licenses. INFOSEL and its Subsidiaries have all of the powers, authorizations, licenses, concessions, and permits that are necessary in order to fulfill its corporate purpose legally and complete the proceedings provided for herein. Moreover, INFOSEL and its Subsidiaries are in compliance with the terms, conditions, duties, and obligations to which they are subject in accordance therewith.

4.8 Necessary Agreements to Carry out INFOSEL's Corporate Purpose. INFOSEL duly executed all Necessary Agreements for the purpose of carrying out its activities as it has carried them out to date, without breaching or defaulting on any of them.

4.9 Corporate Power. INFOSEL has the powers and authorities that are necessary in order to execute and perform each and every one of the Necessary Agreements described in Exhibit 1, as well as to carry out the transactions provided for thereby. The execution, completion of the legal formalities of, and performance of said Agreements have been duly authorized by all of the corporate resolutions that may be required.

4.10 Subsidiaries. The Subsidiaries are corporations that have been duly formed in accordance with the laws of the place of formation, and INFOSEL is the sole owner and registered holder of title of the shares described in the definition of Subsidiaries provided for herein.

4.11 Ongoing Litigation. With the exception of those cases indicated in List 4.11, no actions, claims, demands, lawsuits, or governmental, judicial, employment-related, tax, administrative, or arbitration proceedings ("Judicial Proceedings") are in progress or have been threatened against or regarding INFOSEL, the Shares, or INFOSEL's Subsidiaries.

4.12 Delivery of the Exhibits and Lists Mentioned In this Agreement. The Sellers have delivered or made available to the Purchaser the Exhibits and Lists referred to in

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                                       11
this Agreement in a complete, correct, and detailed manner, as well as true and complete copies of the documents and other materials that are necessary to describe all of the Necessary Assets and Necessary Agreements that are duly described and defined in the chapter of definitions hereof, in addition to the following:

List "4.12": (A) The name, current annual compensation (including bonuses and commissions), position, current base-salary wage scale, bonuses received, workers' compensation calculations, leave pay, INFOSEL organizational charts, format of contracts for individual employment or administrative, legal, or consulting services.

(B) every employee benefit plan, bonus plan, and any other agreement, plan, or arrangement for deferred compensation, whether sponsored or maintained by INFOSEL or to which INFOSEL makes contributions;

(C) the value of retirement liabilities that are not covered, including health protection, insurance for medical expenses, and that are derived from any plan, fund, or arrangement pertaining to those indicated in subsections (A), (B), or
(C) of this Clause; and

(D) copies of all collective bargaining agreements.

(E) insurance policies for the personnel and partners.

(F) ongoing legal actions, lawsuits, or claims.

4.13 There are no encumbrances. Except as indicated in List 4.13, INFOSEL is the lawful owner of all of its properties, Necessary Assets, and Necessary Agreements, as well as all other rights that do not constitute real estate, free and clear of any Liens and encumbrances.

4.14 Real Estate. Except as indicated in List 4.14, all buildings, constructions, improvements, and accessories that are used in order to fulfill INFOSEL's Corporate Purpose and are owned or leased by INFOSEL are in sufficiently good order and repair to allow the business constituting said Corporate Purpose to continue to be carried out in a manner consistent with past practices. Moreover, with the exception of normal wear and tear, there are no defects in said buildings, constructions, improvements, and accessories that would hinder their daily use by the Purchaser or subject the Purchaser to any liability under the applicable laws.

4.15 Financial Statements.

      4.15.1 The Sellers have provided the Purchaser with copies of the most recent audited balance sheets, income statements, shareholders' equity

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                                       12
                  statements and cash flow statements of INFOSEL as of June 30, 1999 (collectively referred to as the "Financial Statements"), which are attached hereto as List 4.15.1. Each of said financial statements forms an integral part hereof on a consolidated basis. Unless otherwise indicated therein, said financial statements are complete and correct, were developed in accordance with the GAAP, were used consistently during the periods indicated, and fairly reflect the financial situation of INFOSEL on said dates;

      4.15.2 There are no liabilities, debts, obligations, or claims of any kind against INFOSEL, whether absolute or contingent, which involve or relate to the Necessary Assets and Necessary Agreements, with the exception of (i) to the extent indicated or for which liabilities, debts, obligations, or claims there is a reserve in the balance sheet on June 30, 1999; (ii) any liabilities, debts, obligations, or claims specifically described and identified as an exception to this section in any of the Exhibits and Lists delivered to the Purchaser in accordance herewith; (iii) any liabilities, debts, obligations, or claims that have been incurred as of June 30, 1999 in INFOSEL's normal course of business and that are consistent with past practices; or (iv) pending purchase or sale orders or contracts for the delivery of services in the normal course of business, provided that INFOSEL is not in breach of any of them.

      4.15.3 [The Seller has provided the Purchaser with a copy of INFOSEL's balance sheet as of the date of the execution hereof. Said balance sheet was duly certified by INFOSEL's Manager of Finance and accurately reflects INFOSEL's financial status immediately prior to the execution hereof.]

4.16 Tax Matters. For the purposes of this Agreement, "Tax or Taxes" shall refer to any income, gross revenue, profit, franchise, license, transfer, sales, use, ad valorem, payroll, withholding, employment, occupation, property (real estate or chattels), use or value-added tax, as well as other taxes, rights, fees, contributions, or withholdings, including but not limited to Social Security taxes, Retirement Savings System, and Infonavit [National Institute for Workers' Housing] (including interest, penalties, and additions to such items).

4.17 Except as indicated in List 4.17:

      4.17.1      All Income Tax Returns have been submitted timely;

      4.17.2 All Taxes indicated on the Income Tax Returns have been paid timely;

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      4.17.3      The Income Tax Returns accurately and completely reflect the facts regarding the revenues, properties, operations, and status of any entity that must appear thereon;

      4.17.4 The charges, accumulations, and reserves for Taxes owed or accrued but not yet payable with respect to INFOSEL's revenues, properties, or operations as indicated in INFOSEL's records are sufficient to cover said taxes;

      4.17.5 Concerning Taxes on INFOSEL's revenues, properties, or operations, there are no actions, lawsuits, proceedings, audits, or claims in progress; nor are there, to the best of the Sellers' knowledge and belief, any investigations in progress concerning such taxes.

      4.17.6 There are no agreements to extend the period for imposing the taxes affecting INFOSEL's revenues, properties, or operations.

      4.17.7 All Income Tax Returns corresponding to the fiscal years ending on or before December 31, 1999 have been audited for tax purposes or are Statements with respect to which the statute of limitations has expired once the applicable extensions and waivers have been asserted;

      4.17.8 All Taxes pertaining to INFOSEL have been covered or paid, and no situation has arisen as a result of the audits for which the application of similar principles would lead one to consider the possibility of any tax claim for any year that has not been audited.

4.18 Employment-related Matters. Each of the following facts is true for each of the plans, funds, or arrangements that are indicated or are to be indicated in List 4.12:

      4.18.1 INFOSEL's financial statements reflect all employment-related liabilities derived from each of said plans, funds, or schemes in accordance with the applicable laws and regulations;

      4.18.2 All plans and schemes have been accorded a favorable resolution under the applicable laws;

      4.18.3 No actions, lawsuits, or claims are ongoing, nor, to the best of the Sellers' knowledge and belief, have any been threatened. Moreover, the Sellers have no knowledge of any facts that might give rise to such actions, lawsuits, or claims.

      4.18.4 The execution and performance of this Agreement by the Sellers, and the completion of the transactions provided for hereunder, shall not give rise to any

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                                       14
                  obligations or liabilities (concerning benefits accrued or otherwise) under such plans, funds, or schemes, vis-a-vis the employees or former employees of INFOSEL;

      4.18.5 INFOSEL has fulfilled all of its employment-related obligations to its employees and the authorities, as well as all applicable laws, individual employment contracts, and collective bargaining agreements concerning employment matters and practices, terms and conditions of employment, as well as workplace safety and health. INFOSEL does not engage in any improper employment practices. There are no actions, lawsuits, or legal, administrative, arbitration, or other proceedings in progress; nor, to the best of the Sellers' knowledge and belief, have any been threatened. To the best of the Sellers' knowledge and belief, no investigations are ongoing or have been threatened against INFOSEL concerning the foregoing, nor do any grounds exist for any action, lawsuit, or legal, administrative, arbitration, or other proceeding or governmental investigation;

      4.18.6 Currently, there are no workers' strikes, labor disputes, go-slows, or work stoppages, nor, to the best of the Sellers' knowledge and belief, have any been threatened against INFOSEL;

      4.18.7 Currently, no grievance or arbitration proceedings derived from or in accordance with any collective bargaining agreements exist against INFOSEL, nor are there any grounds for any such claims.;

      4.18.8 INFOSEL has not experienced any organized work stoppages in the past three years.

4.19 Intellectual Property. Except as indicated in List 4.19:

      4.19.1 The patents, registered trademarks, business slogans, copyrights, licenses, business names, assignments, deeds, agreements, contracts, and other items indicated in Exhibit 7 are the property of INFOSEL, are in force, valid, and have not been canceled, abandoned, or terminated in any other manner; nor are they being contested or are they in conflict with any patents, trademarks, copyrights, or business names that have been effectively registered by any third parties;

      4.19.2 The trademark and business slogan applications, pending copyright registrations, patent applications, and other items indicated in Exhibit 7 have been duly submitted. They have not been rejected by any relevant authority, and they are going through the normal registration process;

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                                       15
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      4.19.3      INFOSEL is not in breach of any license, concession,
                  authorization, or agreement whereby INFOSEL has been granted a gratuitous or onerous use of any trademarks, business slogans, software, copyrights, confidential information, or any other type of intellectual property, and there is no current or imminent proceeding against INFOSEL because of any breach or irregular compliance therewith.

      4.19.4 INFOSEL has complied with the duties of secrecy and confidentiality imposed by the various licensing, concession, authorization, and other agreements it has executed. These agreements are in force, and there is no current or imminent claim because of the divulgement of any trade secrets that are the property of any third parties or that INFOSEL or its employees, partners, executives, or officers have used improperly;

      4.19.5 The licenses and agreements mentioned in Exhibit 7 are binding subject to the terms thereof. None of the processes that are currently used by INFOSEL, nor any of the properties, products, or services contracted for, sold, or provided by INFOSEL, nor any of the trademarks, business slogans, labels, or other marks or copyrights used by INFOSEL, nor any of the other items mentioned in Exhibit 7 violate the rights of any other person or entity. Moreover, INFOSEL has not received notice of any such violation, and the Purchaser may continue to use such licenses and agreements in the same manner as INFOSEL has used them.

4.20 Accounts Receivable. The accounts receivable that appear on INFOSEL's consolidated balance sheet on June 30, 1999, as well as all accounts receivable created as of said date, represent and shall continue to represent valid liabilities in favor of INFOSEL, to the extent established in List 4.20 hereof.

4.21 Inventory. Except as indicated in List 4.21, INFOSEL's inventories are in good condition and conform to the applicable specifications and warranties in every way.

4.22 Equipment. INFOSEL's equipment and other tangible physical assets are in good functioning order. Normal wear and tear excepted, they are in use and are useful to INFOSEL's business at its currently activity level. Moreover, they are in sufficiently good functioning condition to carry out INFOSEL's Corporate Purpose as INFOSEL is carrying it out currently.

4.23 No Significant Changes. Except as indicated in List 4.23, between June 30, 1999 and the execution date hereof, there has not been any significant adverse change in INFOSEL's financial situation, Necessary Assets and Necessary Agreements, liabilities (fixed, contingent, or otherwise), operating results, business, or business prospects that would cause

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                                       16

INFOSEL to assume different liabilities or liabilities other than those INFOSEL has vis-a-vis the Purchaser or Telefonica, S.A.

4.24 Absence of Changes or Events. Except as indicated in List 4.24, between June 30, 1999 and the execution date hereof, INFOSEL has complied with its corporate purpose exclusively in the normal course of business. Furthermore, INFOSEL has not:

      4.24.1 Incurred any absolute, accrued, contingent, or other obligations or liabilities, whether owing now or in the future, for a total amount exceeding US $1,000,000.00 (one million dollars), except for liabilities or obligations that have been incurred in the normal course of business and are consistent with INFOSEL's usual practices, unless otherwise agreed upon by the Parties in a faxed message confirmed in writing.

      4.24.2 Mortgaged or pledged its assets or subjected them to any Liens, charges, guarantees, or other encumbrances or restrictions;

      4.24.3 Sold, transferred, or leased its assets to any third parties or otherwise alienated said assets;

      4.24.4 Suffered any damages, destruction, or losses (whether covered by insurance or not) that have adversely affected INFOSEL's business or prospects;

      4.24.5 Effected any capital expenditures or capital additions or improvements, or committed to effecting any of the foregoing, in an amount exceeding US $1,000,000.00 (one million dollars), unless otherwise agreed upon by the Parties in a faxed message confirmed in writing.

      4.24.6 Suffered or been threatened with the possibility of being affected by any strikes, work stoppages, go-slows, or lockouts;

      4.24.7 Initiated any lawsuits, actions, or proceedings before any courts or governmental offices with respect to the Assets, nor has INFOSEL waived or handed over any rights that are valuable to INFOSEL, with the exception of the lawsuits initiated and the waivers and commitments granted in fulfillment of its corporate purpose and in a manner consistent with its usual practices;

      4.24.8 Increased the compensation of its officers, employees, or agents, either directly or indirectly, through bonuses, pension plans, distributions of dividends, deferred compensation, savings, insurance, retirement, or any other

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

                  employee compensation plan, aside from reasonable amounts in the normal course of business.

      4.24.9 Declared or paid any dividends or made any capital or capital surplus payments, nor has INFOSEL redeemed, purchased, or acquired any shares of its own capital stock, either directly or indirectly;

4.25 No Breach. Except as indicated in List 4.25, all of the Necessary Agreements specified in Exhibit 1 and executed by INFOSEL, as well as all agreements or contracts executed by INFOSEL's Subsidiaries, were duly executed in the normal course of business. None of the following exist under any contract:

      4.25.1 Breach by INFOSEL, its Subsidiaries, or, to the best of the Sellers' knowledge and belief, by any other party thereto; or

      4.25.2 Any event which, after notice thereof has been provided or the time has lapsed or both, would constitute a breach by INFOSEL or its Subsidiaries, or, to the best of the Sellers' knowledge and belief, by any other party, which would result in a right of acceleration or would result in the loss of the rights against the Sellers;

4.26 Suspension of Business. INFOSEL has not been subjected to suspension of business or work.

4.27 Insurance and Sureties. All of INFOSEL's insurance policies and sureties that are indicated in Exhibit 3 are in full force and are producing results. All premiums pertaining to such policies and sureties corresponding to all periods up until the execution of this contract, inclusively, have been paid. No cancellation or termination notice has been received regarding any of those policies. Said policies are sufficient to comply with all of the legal requirements and all contracts to which INFOSEL is a party. Said policies are valid, in force, and enforceable; they shall continue in full force and producing results on the respective dates indicated in List 4.27 without any additional premium payments. Moreover, said policies shall not be affected nor terminate or lapse, except as indicated in List 4.27, as a result of the transactions provided for herein. INFOSEL has not been refused any insurance with respect to its assets or operations, nor has INFOSEL's coverage been limited by any insurers from which INFOSEL has applied for such insurance or with which INFOSEL has contracted for insurance in the last three years.

4.28 Consent. Except as indicated in List 4.28, no consent is required from any person in order to carry out the transactions provided for herein, including but not limited to consent from any parties involved in loans, contracts, leases, or any other agreements.

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4.29 Specific Interests. Except as indicated in List 4.29, neither the members of the Board nor the officers or managers of INFOSEL have any significant interests in the Necessary Assets.

4.30 Compliance with Laws. Except as indicated in List 4.30.1, INFOSEL has all of the Permits that are necessary in order to fulfill its corporate purpose, all of which are in full force and are producing effects. INFOSEL is in compliance with the respective terms and conditions of such permits. INFOSEL has complied with all applicable laws, statutes, rules, regulations, judgments, orders, bills, exemptions, and decrees, whether state or local, from the governmental, judicial, or administrative authorities having jurisdiction over INFOSEL or its Assets (referred to collectively as "Legal Requirements"). Except as indicated in List 4.30.2, on the execution date of this Agreement, the transactions provided for hereby shall not infringe on the Legal Requirements or require the consent, approval, authorization order of the states or the governmental or public authorities or registration or notice by INFOSEL or the Sellers with or to the states or the governmental or public authorities.

4.31 INFOSEL's Articles of Incorporation, Bylaws, Books, and Registers. The Purchaser has been provided with true and complete copies of INFOSEL's Articles of Incorporation, along with proof of the necessary registrations, and INFOSEL's Bylaws. INFOSEL's books and registers have been kept in accordance with the applicable laws and are hereby delivered to the Purchaser.

4.32 Statements and Warranties. The statements and warranties made by the Sellers in this Agreement, including the attached Exhibits and Lists and the statements made in the documents (including but not limited to certifications or other writings that the Sellers have delivered or will deliver to the Purchaser or any of its representatives in accordance with the provisions hereof or in connection with the transactions provided for hereby) do not and shall not include any false statements, nor do they or shall they omit any important and necessary facts in light of the circumstances under which they were accomplished, so that the statements contained herein or in said documents are not deceptive, and they shall continue to be true until the date hereof.

FIVE: Delivery of Documents

On this date, the Purchaser receives from the Sellers the following, except as otherwise provided herein or in a written agreement by the parties:

5.1 Any other documents or copies thereof or other evidence and/or information requested by the Purchaser. If such items exist, then they shall be issued by an INFOSEL representative.

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

5.2 Satisfactory certificates, signed by an authorized representative of Inversiones, CICSA, Mr. Junco, Mr. Garza, and Mr. Junco Garza, dated today, for the purposes of certifying that the Sellers warrant the following:

      5.3.1 Absolute, valid, and rightful ownership of the Necessary Assets;

      5.3.2 Quiet enjoyment of the Necessary Assets by the Purchaser.

      5.3.3 The existence and validity of the credits referred to in the accounts receivable.

5.3 All instruments, endorsements, proceedings, and actions taken on or prior to the execution date hereof, documents or information connected with or relating to the execution, delivery, and performance of this Agreement, as well as transactions forming the subject matter thereof, shall bear the form and shall contain the requirements requested by the Purchaser, with the understanding that if the form or requirements requested by the Purchaser are in addition to or different from those that are required by law, then the Purchaser shall bear the cost thereof.

5.4 All proxies, attendance lists, and published notices of meetings, if any, as well as any other documentation connected with the shareholders' meetings held by INFOSEL from the date of its formation to the date of this Agreement, including entries in INFOSEL's corporate books, with the autograph signatures of the officers, statutory auditors, representatives, shareholders, or shareholders' representatives, or the Sole Administrator and C.E.O. of INFOSEL, where applicable, if such signatures are required by INFOSEL's corporate bylaws, the applicable provisions of the General Law on Commercial Associations, or by law.

5.5 An original, signed copy of the minutes of INFOSEL's Extraordinary Shareholders' Meeting of October 5, 1999, in which the shareholders approve, among other matters, a complete revision of the corporation's bylaws, including the change in the rules governing the foreign character of the corporation by admitting foreigners; the exclusion of stock issued for services; the cancellation of the shares of stock that INFOSEL issued for services and were delivered to Ramon Alberto Garza Garcia, Arturo de Jesus Galvan Contreras, and Ricardo Junco Garza, as well as those shares of stock issued for services that remain at the disposal of the Sole Administrator and C.E.O. for any future issues; Alejandro Junco de la Vega's resignation of his position as Sole Administrator and C.E.O., and the appointment of the board of directors; the revocation of all general and special powers of attorney conferred by INFOSEL (except for certain powers of attorney) and the granting of special powers of attorney to new representatives; as well as the cancellation of all of the certificates representing outstanding shares, and the issue of new certificates.

5.6 A full release signed by the Sole Administrator and C.E.O., by means of which he submitted his resignation of said position.

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5.7 The written consent granted by Mrs. Rosa Laura Elizondo Garza T. for the sale of the Shares owned by her husband, Alejandro Junco de la Vega.

5.8 The written consent granted by Mrs. Silvia Barba for the sale of the Shares owned by her husband, Ramon Alberto Garza Garcia.

5.9 All certificates representing the common shares of stock and the stock that has INFOSEL issued for services, all duly cancelled.

5.10 All other documents requested by the Purchaser, whether delivered on or before the execution date hereof, in accordance therewith.

5.11 The advisory opinion of the Seller's legal consultants under the terms of
Exhibit 9, which forms an integral part hereof.

SIX: Indemnification by the Sellers.

Inversiones, CICSA, and Editora El Sol hereby jointly and severally agree to defend, indemnify, and hold harmless the Purchaser and its successors and assigns on account of:

6.1 Any and all losses, costs, liabilities, damages, or deficiencies resulting from any:

      6.1.1 False statement or violation made by the Sellers regarding any warranties, agreements, or covenants hereunder;

      6.1.2 The Sellers' breach of any covenant or other agreement or obligation hereunder;

6.2 Any and all obligations, claims, judgments, damages, legal actions, causes of action, injuries, liabilities or losses, sanctions, costs and expenses of any kind, loss of life, injuries to persons or property, or damage to natural resources caused by any acts or omissions by INFOSEL or the Sellers until the execution date hereof.

6.3 Claims based on services rendered before the execution date hereof, to the extent that the amounts exceed the reserves indicated in INFOSEL's books until that time;

6.4 The impossibility of collecting the accounts receivable to the extent provided for in List 4.20 hereof within 120 days beginning as of the execution date hereof.

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6.5 Any and all of INFOSEL's obligations created anytime until the execution date hereof and not stated in INFOSEL's books, whether or not known on this date, with the understanding, however, that if any claim, liability, demand, assessment of damages, legal action, lawsuit, or proceeding is brought against the Purchaser or any of its successors or assigns for which the Purchaser or any of its successors or assigns intends to request indemnification ("Indemnified Claims"), then the Purchaser shall notify the Sellers thereof. Immediately upon receiving such notice, the Sellers shall be entitled to assume control of the defense, settlement, or resolution of such Indemnified Claims, including, at the Sellers' cost and expense, contracting for reasonably satisfactory legal counsel for the Purchaser; with the understanding, however, that if the Sellers have exercised their right to assume such control, then the Purchaser shall be entitled, at its sole discretion, to contract for legal counsel to represent it (in addition to the legal counsel contracted for by the Sellers, and in this case, at their sole cost and expense) in any of said cases, and in the latter event, the legal counsel appointed by the Sellers shall be obligated to cooperate with the Purchaser's legal counsel in that defense, settlement, or resolution; and with the further understanding that the Sellers' obligation to provide indemnification under Clause Seven hereof shall only arise for the Sellers if the total of such losses, damages, deficiencies, debts, liabilities, costs and expenses arising hereunder with respect to the items specified in Clause Six shall exceed US $75,000.00 (seventy-five thousand dollars), and the Purchaser shall then be entitled to recover the full amount of any of the Purchaser's damages that exceed said amount ("Indemnified Damages").

6.6 The Sellers' indemnifications as specified in this Clause shall not be affected in any way by any reference made herein to the statements and warranties made "to the Seller's knowledge and belief " or "to the best of the Seller's knowledge and belief."

SEVEN: Indemnification by the Purchaser.

The Purchaser hereby agrees to defend, indemnify, and hold harmless the Sellers and their assigns on account of any costs, liabilities, and damages resulting from:

7.1 Any and all losses, costs, liabilities, damages, or deficiencies resulting from any:

      7.1.1 False declaration or violation made by the Purchaser regarding any warranties, agreements, or covenants hereunder;

      7.1.2 The Purchaser's breach of any covenant or other agreement or obligation hereunder;

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

7.2 Any and all legal actions, lawsuits, proceedings, claims, liabilities, demands, assessments of damages, judgments, costs and expenses, including reasonable attorneys' fees, incidental to any of the foregoing or such indemnification; with the understanding, however, that if any claim, liability, demand, assessment of damages, legal action, lawsuit, or proceeding is brought against the Sellers or any of their successors or assigns for which the Sellers or any of their successors or assigns intends to request indemnification ("Indemnified Claims"), then the Sellers shall notify the Purchaser thereof. Immediately upon receiving such notice, the Purchaser shall be entitled to assume control of the defense, settlement, or resolution of such Indemnified Claims, including, at the Purchaser's cost and expense, contracting for reasonably satisfactory legal counsel for the Sellers; with the understanding, however, that if the Purchaser has exercised its right to assume such control, then the Seller shall be entitled, solely at its own discretion, to contract for legal counsel to represent it (in addition to the legal counsel contracted for by the Purchaser, and in the latter case, at its sole cost and expense) in any of said cases, and in this event, the legal counsel appointed by the Purchaser shall be obligated to cooperate with the Seller's legal counsel in that defense, settlement, or resolution.

EIGHT: Expenses.

For their respective parts, the Purchaser and the Sellers shall defray their own expenses related to the negotiation, revision, signing, delivery, and performance of this Agreement. For their respective parts, the Sellers and the Purchaser hereby declare and state to the other party that the negotiations involved in this Agreement and the transactions provided for hereby have been carried out so as not to allow for any valid claim against the other Party for brokerage fees, intermediary's fees, or any other similar payments.

NINE. Statements, Unconditional Warranties, and Warranties.

The warranties stated herein shall survive the execution date hereof. The statements and unconditional warranties shall be deemed to have been made until the date hereof, inclusively. Any claim or action based on the violation of any statement, unconditional warranty, or warranty, shall survive the execution date hereof for three (3) years or the period applicable under the relevant statutes of limitation, whichever lasts longer.

TEN. Confidentiality.

No press release shall be issued, nor shall the terms of this Agreement be disclosed to any third parties, without the mutual authorization of the Sellers and the Purchaser. The Purchaser and the Sellers shall agree on the time and manner in which INFOSEL's employees shall be notified of the transaction.

ELEVEN. General Provisions.

      12.1 Cooperation. Each of the Parties hereto shall make its best effort to do or cause to be done, and to cooperate with the other Party to the necessary extent concerning all actions, and to do or cause to be done, conforming to

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                                       23
            the applicable laws, everything that is necessary, appropriate, or proper in order to render effective the transactions provided for hereby.

      12.2 Waivers. The Sellers' failure to comply with any of their obligations or covenants stated herein may only be waived by the Purchaser in writing. The Purchaser's failure to comply with any of its obligations or covenants stated herein may only be waived by the Sellers in writing.

      12.3 Notices. All notices and other correspondence required or permitted hereunder shall be issued in writing, sent to the addressee by fax, and confirmed by means of a written original signed by a representative that is authorized by the Party issuing the notice or correspondence and sent via DHL, Federal Express, or any other global courier service that offers delivery times that are the same as or better than those of the companies mentioned, with the understanding that the correspondence or notice shall take effect as of the date the fax is sent but only if the original, signed notice or correspondence is delivered to the addressee within two (2) Business Days following the date the fax was sent. If the original notice or correspondence is not received during that time, then it shall not take effect until the Business Day on which the original notice or correspondence is delivered. In any case, such notices or correspondence shall be sent to the following business addresses:

            (i)   If sent to the Sellers:

                  Inversiones:
                  Inversiones Grupo Reforma, S.A. de C.V.
                  Washington 629 Oriente, Centro
                  Monterrey, N.L. C.P. 64000 Mexico
                  Fax #: 318-8022

                  CICSA:
                  Ave. Mexico Coyoacan 40
                  Colonia Santa Cruz Atoyac
                  Delegacion Benito Juarez
                  Mexico, D.F. C.P. 03310 Mexico
                  Fax #: 318-8022

                  Lic. Junco:
                  Cipreses No. 73
                  Fraccionamiento La Cima
                  San Pedro Garza Garcia, N.L., Mexico
                  Fax #: 318-8022

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                  Lic. Garza Garcia:
                  Sierra Nevada No. 109
                  Colonia Villa Montana
                  San Pedro Garza Garcia, N.L., Mexico
                  Fax #: 318-8022

                  Sr. Junco Garza:
                  Rio Rhin No. 703
                  Colonia Del Valle
                  San Pedro Garza Garcia, N.L., Mexico
                  Fax #: 318-8022

      with a copy to:

                  Atencion: Lic. Luis Santos Theriot
                  Santos-Elizondo-Cantu-Rivera-Garcia-Gonzalez-De la Garza, S.C. Edificio Losoles--Despacho B-33
                  Ave. Lazaro Cardenas 2400 Poniente
                  Garza Garcia, N.L., Mexico
                  Fax: (52-8) 363-3684

            (ii)  If sent to the Purchaser:

                  Edificio Oficinas en el Parque--Piso 10
                  Blvd. Antonio L. Rodriguez 1884 Poniente
                  Monterrey, Nuevo Leon, Mexico
                  Fax #: (52-8) 399-1399

      with a copy to:

                  Atencion: Lic. Andres Ochoa Bunsow
                  Baker & McKenzie Abogados, S.C.
                  Edificio Oficinas en el Parque--Piso 10
                  Blvd. Antonio L. Rodriguez 1884 Poniente
                  Monterrey, Nuevo Leon, Mexico
                  Fax #: (52-8) 399-1399

            (iii) If sent to Editora El Sol:
                  Washington 629 Oriente, Centro
                  Monterrey, N.L. C.P. 64000 Mexico
                  Fax #: 318-8022

[Initials and signatures illegible]
      with a copy to:

                  Atencion: Lic. Luis Santos Theriot
                  Santos-Elizondo-Cantu-Rivera-Garcia-Gonzalez-De la Garza, S.C. Edificio Losoles--Despacho B-33
                  Ave. Lazaro Cardenas 2400 Poniente
                  Garza Garcia, N.L., Mexico
                  Fax: (52-8) 363-3684

The above names and addresses may be changed via written notice to each person indicated above.

Without prejudice to the foregoing provisions of this Clause, the Parties may opt to issue any notice or correspondence via personal delivery of the corresponding writing to the applicable business address as shown above, in which case such notice or correspondence shall take effect on the delivery date thereof. A delivery confirmation receipt must be requested from the proper employee or representative of the addressee.

12.4 Governing Law and Dispute Resolution. This Agreement shall be governed and interpreted in accordance with the laws of Mexico.

      12.4.1 Any dispute, claim, or controversy arising from this Agreement or relating thereto or arising from the interpretation or violation thereof shall be submitted for arbitration in accordance with the rules of the International Chamber of Commerce of Paris, to the extent that such rules are incompatible with this subsection. A ruling on the arbitrators' award may be approved by any court that is competent to do so; alternatively, depending on the circumstances, said court may be requested to approve the award so that it may be enforced. The application for arbitration shall be filed within a reasonable time after the claim, dispute, or other issue in controversy has arisen. In no event shall the application be filed after the date set by the institution of law or equity, depending on the claim, dispute, or other issue in controversy, in accordance with the applicable statute of limitation.

      12.4.2 The arbitration board shall consist of three arbitrators, one of which shall be designated by each of the Parties hereto. The two arbitrators thus designated shall designate a third arbitrator, with the understanding, however, that if the two arbitrators do not agree on the designation of the third arbitrator, then either of the arbitrators may petition the International Chamber of Commerce of Paris to make the designation.

[Initials and signatures illegible]

      12.4.3 The place of arbitration shall be the City of Dallas, Texas, and the arbitration shall be carried out in English and/or Spanish; either language shall suffice.

      12.4.4 Each of the Parties hereby waives the requirement of a hand-delivered notice of arbitration and agrees that notices of arbitration may be delivered in writing, by certified or registered mail, return receipt requested, to the address indicated herein, and any petition made in this manner shall be deemed to have been made on the tenth Business Day following the date on which it was deposited in the mail.

      12.4.5 Any judicial proceeding initiated in support of the arbitration concerning this Agreement, including precautionary measures, shall be submitted to the competent judicial authority. Each of the Parties hereto (a) fully and unconditionally accepts the exclusive jurisdiction of that court and that of any related appeals court and hereby irrevocably waives any objection that such Party may have now or in the future concerning the forum of any lawsuit, legal action, or proceeding initiated in said courts, and any objection to the effect that such courts are a forum non conveniens.

12.5 Copies. This Agreement may be signed simultaneously in three or more copies, each of which shall be considered an original, but together they shall be considered one and the same document.

12.6 Headings. The headings of the various clauses contained herein are solely for purposes of reference and shall not affect the meaning or interpretation of this Agreement in any way.

12.7 Entire Agreement. This Agreement, including its exhibits and the documents mentioned herein, constitutes the entire Agreement and covenants of the parties hereto concerning the subject matter contained herein. There are no restrictions, promises, statements, absolute warranties, other warranties, or commitments other than those expressly specified or mentioned herein. This Agreement supersedes any and all other agreements and covenants previously made between the Parties concerning said subject matter.

12.8 Amendments and Modifications. This Agreement may only be amended or modified by a written agreement between the Parties hereto.

12.9 Binding Force. This Agreement shall inure to the Parties hereto and their respective successors and assigns and shall be binding on all of them. Nothing included expressly or implicitly in this Agreement shall be construed to confer any right, remedy, obligation, or liability under this Agreement on any party other than the Parties hereto or their respective successors and assigns.

[Initials and signatures illegible]

12.10 Assignment. None of the Parties to this Agreement may assign the Agreement without first obtaining the express written consent of the other Parties hereto.

12.11 Taxes Resulting from the Transfer. The Income Tax resulting from this transaction or from the sale, transfer, or delivery of the Shares shall be payable at the Sellers' cost and expense.

12.12 Antitrust. On October 4, 1999, the Parties submitted notice of this merger to the Federal Antitrust Commission in order to comply with Article 20 of the Federal Antitrust Law.

12.13 Best Knowledge and Belief. For purposes of this Agreement, the phrase "to the Sellers' knowledge and belief" or "to the best of the Seller's knowledge and belief," when applied to a statement or warranty made by the Sellers, shall be deemed to mean "to the best of the Sellers' knowledge and belief after due verification"; moreover, "knowledge and belief," as used in that phrase, shall be considered to include all of the matters that the Sellers or any officer thereof actually took notice of or should have taken notice of after due verification.

IN WITNESS WHEREOF, the Parties hereto have signed this Agreement on the date first shown above.

                  Purchaser:
                  Terra Networks Mexico, S.A. de C.V.

                  [Signature illegible]
                  By: [handwritten:] ARTURO DE J. GALVAN CONTRERAS
                  Position: [handwritten:] CHIEF EXECUTIVE OFFICER

                  Sellers:

                  Inversiones Grupo Reforma, S.A. de C.V.
                  [Signature illegible]
                  By: [handwritten:] Alejandro Junco
                  Position: [handwritten:] Sole Director and Chief Executive Officer

[Initials and signatures illegible]

                  [handwritten:] Consorcio Interamericano de Comunicacion, S.A. de C.V.
                  [crossed through:] Comunicacion Integrada de Occidente, S.A. de C.V.

                  [Signature illegible]
                  By: [handwritten:] Alejandro Junco
                  Position: [handwritten:] Sole Director and Chief Executive Officer

                  Editora El Sol, S.A. de C.V.
                  [Signature illegible]
                  By: [handwritten:] Alejandro Junco
                  Position: [handwritten:] Sole Director and Chief Executive Officer

                  Alejandro Junco de la Vega Gonzalez
                  [Signature illegible]
                  By: [handwritten:] Alejandro Junco

                  Ramon Alberto Garza Garcia

                  By: [Signature illegible]

                  Ricardo Junco Garza

                  By: [Signature illegible]

[Initials and signatures illegible]

The following annexes to this agreement have not been included:

         -        Exhibit 1 - List of contracts and agreements in effect

         -        Exhibit 2 - Inventory of assets

         - Exhibit 3 - List of insurance policies, surety bonds, and claims submitted to insurers

         - Exhibit 4 - Reimbursable deposits, prepaid expenses, and deferred expenses

         -        Exhibit 5 - Loans or advance payments given by Infosel

         -        Exhibit 6 - List of leased real estate

         - Exhibit 7 - List of title deeds, rights of use and/or exploitation of inventions, trademarks, copyrights, computer programs and trade secrets

         - Exhibit 8 - Federal, state, local and foreign governments permits and licenses required to carry out business

         -        Exhibit 9 - Opinion of the Seller's legal counselor

         -        List 4.11 - Pending or threatened judicial proceedings

         -        List 4.12 - List of current employees

         -        List 4.13 - Encumbrances on assets and property

         - List 4.14 - Defects in buildings, constructions, improvements, and accessories

         -        List 4.15 - Audited financial statements of Infosel as of June
                  30, 1999

         -        List 4.17  - Overdue taxes

         - List 4.19 - Defects in patents, registered trademarks and other intellectual property

         -        List 4.21 - Defects in inventory

         - List 4.23 - Changes in Infosel's financial situation between June 30, 1999 and October 5, 1999

         -        List 4.24 - Changes or events between June 30, 1999 and
                  October 5, 1999

         -        List 4.25 - List of breached agreements as of September 10,
                  1999

         -        List 4.17 - Insurance policies in force

         - List 4.28 - List of persons from whom consent is required to carry out the Purchase and Sale Agreement

         -        List 4.29 - Certain interests

Copies of the annexes not included herein will be provided upon request.


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